UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2021
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STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan		1-13873	38-0819050
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS employer identification number)

901 44th Street SE
Grand Rapids,	Michigan		49508
(Address or principal executive offices)			(Zip code)
(616) 247-2710
(Registrant's telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	SCS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On April 19, 2021, Steelcase Inc. (the “Company”) announced the intention of James P. Keane to retire from his position as President and Chief Executive Officer of the Company, effective October 4, 2021. From October 4, 2021, Mr. Keane will continue as an employee of the Company, serving as Vice Chair, an executive officer role which will report to the Board Chair, until his retirement from the Company effective January 7, 2022. A copy of the press release announcing Mr. Keane’s retirement is furnished as Exhibit 99.1.

(c)    On April 15, 2021, the Company’s Board of Directors appointed Sara E. Armbruster to the position of Executive Vice President, effective April 15, 2021, and to the position of President and Chief Executive Officer, effective October 4, 2021. Ms. Armbruster, age 50, has been Vice President, Strategy, Research and Digital Transformation since February 2018. She was Vice President, Strategy, Research and New Business Innovation from January 2014 to February 2018 and has been employed by the Company since 2007. Ms. Armbruster is a director of Winnebago Industries, Inc.

(d)    On April 15, 2021, the Company’s Board of Directors elected Ms. Armbruster to serve as a member of the Board of Directors with a term expiring in 2021.

(e)    On April 15, 2021, the Company and Mr. Keane entered into a letter agreement confirming Mr. Keane’s role as Vice Chair for the period from October 4, 2021 to January 7, 2022 and the related compensation to be received by Mr. Keane in such role, and Mr. Keane’s retirement from the Company effective January 7, 2022. As Vice Chair, Mr. Keane’s annual base salary will continue at $1,071,000, his annual short-term incentive target will remain at 120% of base salary, and he will no longer be a participant in the Steelcase Inc. Executive Severance Plan. A copy of the letter agreement between Mr. Keane and the Company dated April 15, 2021 is attached as Exhibit 10.1 and incorporated herein by reference.

On April 15, 2021, the Company and Ms. Armbruster entered into a letter agreement confirming Ms. Armbruster’s appointment as Executive Vice President, effective April 15, 2021, and as President and Chief Executive Officer, effective October 4, 2021, and the related compensation to be received by Ms. Armbruster in such roles. As Executive Vice President, Ms. Armbruster’s annual base salary will be $650,000, her annual short-term incentive target will be 100% of base salary, and her long-term incentive awards for fiscal year 2022 have been targeted at approximately 250% of her base salary, issued in a mix of approximately 40% restricted stock units and 60% performance units. On April 15, 2021, Ms. Armbruster received an award of 100,000 restricted units which will vest on the third anniversary of the grant date, subject to the conditions of forfeiture set forth in the award agreement. As President and Chief Executive Officer, Ms. Armbruster’s initial base salary will be $825,000, her annual short-term incentive target will remain at 100%, and she will participate in the Steelcase Inc. Executive Severance Plan as a Level 1 Employee (as defined in such plan). A copy of the letter agreement between Ms. Armbruster and the Company dated April 15, 2021 is attached as Exhibit 10.2 and incorporated herein by reference.

On April 15, 2021, the Company and David C. Sylvester, the Company’s Senior Vice President, Chief Financial Officer, entered into a Retention Award Agreement, under which Mr. Sylvester is eligible to receive a cash retention award of $577,900 on April 28, 2023 (the “Vesting Date”), subject to Mr. Sylvester remaining in good standing and being employed by the Company through the Vesting Date. The award subject to the conditions of forfeiture set forth in the Retention Award Agreement, which is attached as Exhibit 10.3 and incorporated herein by reference

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    On April 15, 2021, the Company’s Board of Directors approved amending the Company’s Amended By-Laws to reflect the following changes: (1) updates to use gender-neutral pronouns and change “chairman” to “chair” throughout, (2) changes to Sections 5.04 and 6.03 to allow for notice of special meetings of the Board of Directors or a committee thereof to be made by mail, telephone or email, and (3) the removal of Article XI, which referred to provisions of the Michigan Business Corporation Act which have been repealed. The Amended By-Laws, as amended effective April 15, 2021, are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    EXHIBITS.

Exhibit Number	Description
3.2	Amended By-Laws of Steelcase Inc., as amended April 15, 2021
10.1	Letter agreement between Steelcase Inc. and James P. Keane, dated April 15, 2021
10.2	Letter agreement between Steelcase Inc. and Sara E. Armbruster, dated April 15, 2021
10.3	Retention Award Agreement between Steelcase Inc. and David C. Sylvester, dated April 15, 2021
99.1	Steelcase Inc. Press Release, dated April 19, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEELCASE INC.

By:	/s/ Robin L. Zondervan
Robin L. Zondervan Vice President, Corporate Controller and Chief Accounting Officer
Date: April 19, 2021